UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2017

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 18th Floor New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 3, 2017, pursuant to the terms of the master lease (the “Master Lease”) between subsidiaries of Seritage Growth Properties (“Seritage”) and subsidiaries of Sears Holdings Corp. (“Sears Holdings”), Sears Holdings exercised its right under the Master Lease to terminate the Master Lease with respect to 19 unprofitable stores totaling 1.9 million square feet of gross leasable area. The aggregate annual base rent at these stores is approximately $5.9 million, or 2.7% of the Company’s total annual base rent as of September 30, 2016, including all signed leases. Sears Holdings will continue to pay Seritage rent until it vacates the stores which is expected to occur in April 2017. Sears Holdings will also pay Seritage a termination fee equal to one year of the aggregate annual base rent, plus one year of estimated annual operating expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary

Date: January 4, 2017